CONTRACT DATA PAGE

Contract Information

Contract Number: [P9999999999]	Contract Date: [February 2, 2025]	Contract Type: [Non-Qualified]

Owner: [JOHN DOE]	[Date of Birth: [March 1, 1989]	Age at Issue: [35]]

[Joint Owner: [JANE DOE]	Date of Birth: [June 10, 1990]	Age at Issue: [34]]

Annuitant: [JOHN DOE]	Date of Birth: [March 1, 1989]	Age at Issue: [35]

[Joint Annuitant: [JANE DOE]	Date of Birth: [June 10, 1990]	Age at Issue: [34]]

Beneficiary: As named by You on the Application

Single Purchase Payment Information

Single Purchase Payment: [$25,000.00]

Fixed Account Option Information

Fixed Account Option(s):

Interest Crediting Period:	[One (1) Contract Year]

Initial Annual Interest Rate:	[2.00%]

Guaranteed Minimum Interest Rate:	[1.00%]

Purchase Payment Allocation Information

Asset Allocation:

[1yr PTP S&P 500 10% Buffer with Cap:]	[60%]

[1yr PTP S&P 500 10% Buffer with Trigger:]	[30%]

[1yr Fixed Account Option:]	[10%]

Renewal Window:	The Renewal Window is [20] calendar days prior to and including the Term End Date.

Separate Account:	[USL RILA SA 1]

USL-811-DP (1/25)	[3]

CONTRACT DATA PAGE (continued)

Withdrawal Information

Withdrawal Charge Schedule:

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Percentage	8%	8%	7%	6%	5%	4%	0%

See Page [10] of the Contract for Withdrawal Provisions.

Minimum Partial Withdrawal Amount: [$1,000]

Maximum Penalty-Free Withdrawal Amount: [Each Contract Year You may withdraw up to 10.00% of the Contract Value as of the previous Contract Anniversary. Any amount withdrawn, including a total Withdrawal, during a Contract Year that exceeds the Penalty-Free Withdrawal Amount will be subject to a Withdrawal Charge if the Withdrawal is taken within the Withdrawal Charge period. The Penalty-Free Withdrawal Amount is reduced by any Withdrawals in any given Contract Year a Penalty-Free Withdrawal amount is taken.

Any amount eligible for Penalty-Free Withdrawal in a Contract Year that is not taken may not be carried over to the next Contract Year nor will it be available to be taken free of the Withdrawal Charge in a later Contract Year.]

Maximum Penalty-Free Withdrawal Eligibility Date: [Permitted after the first Contract Year]

Minimum Contract Value: [$2,500]

Minimum Transfer Amount: [$100]

Minimum Strategy Account Option Value Remaining After a Transfer: [$100]

Annuity Income Payment Information

Earliest Date to Start an Income Plan: 13th month

Latest Annuity Date: The Contract Anniversary following Your [95th] birthday

Minimum Annuity Income Payment Amount: [$20]

Actuarial Basis of Computation:

The actuarial basis for the Income Payment Options is the 2012 IAR Mortality Table with a one-year age setback plus an additional year setback for every 4 years after 2012, and a guaranteed interest rate of 0.50%. The annuity rates pertaining to the Actuarial Basis of Computation will be furnished upon Your request.

Option 5 – Fixed Payments for a Specified Period Certain:

Fixed payments payable to the Payee for any specified period of time is for [five (5)] years or more, but not exceeding [thirty (30)] years as selected at the time an Income Plan commences. [If an Income Plan begins prior to [five (5)] years from the Contract Date, the minimum fixed amount payment period is [ten (10)] years. After [five (5)] years from the Contract Date, the minimum fixed amount payment period is [five (5)] years.] The specified period options may be limited by federal tax law.

USL-811-DP (1/25)	[4]

CONTRACT DATA PAGE (continued)

Income Payment Option 5 - Table of Monthly Installments Per $1,000
Fixed Payment for a Specified Period Certain
Number	Monthly	Number	Monthly	Number	Monthly	Number	Monthly
of Years	Payment	of Years	Payment	of Years	Payment	of Years	Payment
		10	8.54	17	5.11	24	3.68
		11	7.78	18	4.84	25	3.54
5	16.87	12	7.15	19	4.60	26	3.42
6	14.09	13	6.62	20	4.38	27	3.30
7	12.11	14	6.16	21	4.18	28	3.19
8	10.62	15	5.76	22	4.00	29	3.09
9	9.47	16	5.42	23	3.83	30	2.99

Misstatement of Age or Sex Interest Rate: [0.25%]

Rider and/or Endorsement Information

[Extended Care Rider	See Attached Form]
[Terminal Illness Rider	See Attached Form]
[Buffer with Participation and Cap Strategy Account Option(s) Rider	See Attached Form]
[Buffer with Cap Strategy Account Option(s) Rider	See Attached Form]
[Buffer with Cap Secure Rate Strategy Account Option(s) Rider	See Attached Form]
[Buffer with Trigger Strategy Account Option(s) Rider	See Attached Form]
[Buffer Dual Direction with Cap Strategy Account Option(s) Rider	See Attached Form]
[Performance Capture Rider	See Attached Form]
[Return of Purchase Payment Death Benefit Rider	See Attached Form]
[Individual Retirement Annuity Endorsement	See Attached Form]
[Roth Individual Retirement Annuity Endorsement	See Attached Form]

USL-811-DP (1/25)	[5]